                                                                                                    Exhibit 3(i).1
                                                                                                    ---------------

                                               ARTICLES OF AMENDMENT
                                         TO THE ARTICLES OF INCORPORATION
                                                        OF
                                       TROPICAL SPORTSWEAR INT'L CORPORATION

         Pursuant  to the  provisions  of  section  607.1006  Florida  Statutes,  the  undersigned  Florida  Profit
Corporation (the "Corporation") hereby adopts the following Articles of Amendment to read as follows:

         1.       Article I of the  Articles of  Incorporation  is hereby  deleted in its  entirety  and amended to read as follows:

                                                    "ARTICLE I

                                                       Name
                                                       ----

         The name of the Corporation is:

                                                       TSLC I, Inc."

         2.       The  foregoing  amendment  was  adopted by all of the  directors  of the  Corporation  by written consent  dated the 1st day of  April,  2005,  in  accordance  with the  provisions  of  section  607.0821,  Florida
Statutes.  Shareholder  action was not taken to adopt the forgoing  amendment and said  shareholder  action was not required to be taken.

         3.       The  forgoing  amendment  is being made  pursuant  to the Order of the United  States  Bankruptcy
Court,  Middle  District  of  Florida,  Tampa  Division,  dated  the  10th  day of  February,  2005 in case  number
8:04-bk-24134-MGW.

         4.       The  effective  date of the amendment to the Articles of  Incorporation  of the  Corporation  set
forth herein will be as of the date of filing of this Article of  Amendment to the Articles of  Incorporation  with the Department of State of the State of Florida.

         Dated this 1st day of April, 2005.

                                                   TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation

                                                   By: /s/ Michal Kagan
                                                           Michael Kagan
                                                           Chief Executive Officer

                                               ARTICLES OF AMENDMENT
                             TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                                       TROPICAL SPORTSWEAR INT'L CORPORATION

                                                        1.

         The name of the corporation is "Tropical Sportswear Int'l Corporation."

                                                        2.

         The articles of incorporation of Tropical  Sportswear Int'l  Corporation are amended by adding new Section
3.6 as follows:

         "3.6.____Series A  Junior  Participating,  Preferred  Stock.  There  is  hereby  established  a series  of
Preferred  Stock,  par value $0.01 per share, of the  Corporation,  and the designation and certain terms,  powers, preferences  and  other  rights  of the  shares  of  such  series,  and  certain  qualifications,  limitations  and restrictions thereon, are hereby fixed as follows:

                  (i)      The  distinctive   serial   designation  of  this  series  shall  be  "Series  A  Junior
         Participating  Preferred  Stock"  (hereinafter  called "this Series").  Each share of this Series shall be identical  in all  respects  with the other  shares of this  Series  except as to the dates from and after which dividends thereon shall be cumulative.

                  (ii)     The number of shares in this Series shall  initially  be 100,000,  which number may from time to time be  increased  or  decreased  (but not below the  number  then  outstanding)  by the Board of
         Directors.  Shares of this Series  purchased  by the  Corporation  shall be canceled  and shall  revert to authorized but unissued  shares of Preferred Stock  undesignated  as to series.  Shares of this Series may be issued in fractional  shares,  which fractional  shares shall entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of this Series.

                  (iii)    The holders of full or  fractional  shares of this Series  shall be entitled to receive, when and as  declared  by the  Board of  Directors,  but only  out of funds  legally  available  therefor, dividends,  (A) on each date that dividends or other  distributions  payable in respect of Common Stock of the  Corporation  are payable on or in respect of Common Stock  comprising  part of the Reference  Package
         (as  defined  below),  in an amount  per  whole  share of this  Series  equal to the  aggregate  amount of dividends or other  distributions  (other than dividends or  distributions  payable in Common Stock of the
         Corporation)  that would be payable on such date to a holder of the Reference  Package and (B) on the last day of March,  June,  September  and  December  in each year,  in an amount per whole share of this Series equal to the excess (if any) of $1.00 over the  aggregate  dividends  paid per whole  share of this Series during the  three-month  period  ending on such last day.  Each  dividend  shall be paid to the holders of record of shares of this  Series  on the date,  not  exceeding  sixty  days  preceding  such  dividend  or distribution  payment  date,  fixed for that  purpose by the Board of  Directors  in advance of payment of each  particular  dividend  or  distribution.  Dividends  on each full and each  fractional  share of this
         Series shall be cumulative  from the date such full or fractional  share is  originally  issued;  provided that any such full or fractional share  originally  issued after a dividend record date and on or prior to the  dividend  payment  date to which such  record  date  relates  shall not be  entitled  to receive  the dividend  payable on such dividend  payment date or any amount in respect of the period from such original issuance to such dividend payment date.

                           The term  "Reference  Package" shall  initially  mean 1,000 shares of Common Stock,  par value $0.01 per share ("Common  Stock"),  of the  Corporation.  In the event the Corporation  shall at any time (A) declare or pay a dividend or other  distribution  on the Common  Stock  payable in Common  Stock,
         (B)  subdivide  the Common Stock or (C) combine the.  Common Stock into a smaller  number of shares,  then and in each such case the  Reference  Package  after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

                           Holders  of shares  of this  Series  shall not be  entitled  to any  dividends,  whether payable in cash, property or stock, in excess of full cumulative  dividends,  as herein provided,  on this
         Series.

                           So long as any  shares  of this  Series  are  outstanding,  no  dividend  (other  than a dividend  in Common  Stock or in any other  shares of capital  stock  ranking  junior to this Series as to dividends and upon liquidation)  shall be declared or paid or set aside for payment or other  distribution declared or made upon the Common Stock or upon any other shares of capital  stock  ranking  junior to this
         Series as to  dividends  or upon  liquidation,  nor shall any Common Stock nor any other shares of capital stock of the  Corporation  ranking  junior to or on a parity  with this  Series  as to  dividends  or upon liquidation be redeemed,  purchased or otherwise  acquired for any consideration (or any moneys be paid to or made  available  for a  sinking  fund  for the  redemption  of any  shares  of any such  stock)  by the
         Corporation  (except  by  conversion  into or  exchange  for shares of  capital  stock of the  Corporation ranking  junior to this Series as to  dividends  and upon  liquidation),  unless,  in each case,  the full cumulative  dividends  (including  the  dividend to be due upon  payment of such  dividend,  distribution, redemption,  purchase or other  acquisition) on all outstanding  shares of this Series shall have been, or shall contemporaneously be, paid.

                  (iv)     In the event of any merger,  consolidation,  reclassification  or other  transaction  in which the shares of Common  Stock are  exchanged  for or changed  into  other  shares of capital  stock or securities,  cash and/or any other property,  then in any such case the shares of this Series shall at the same time be  similarly  exchanged or changed in an amount per whole share equal to the  aggregate  amount of capital stock,  securities,  cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

                  (v)      In the  event of any  liquidation,  dissolution  or  winding  up of the  affairs  of the
         Corporation,  whether  voluntary or involuntary,  the holders of full and fractional shares of this Series shall be  entitled,  before any  distribution  or payment is made on any date to the holders of the Common
         Stock or any other  shares  of  capital  stock of the  Corporation  ranking  junior  to this  Series  upon liquidation,  to be paid in full an amount  per whole  share of this  Series  equal to the  greater of (A)
         $1.00 or (B) the aggregate  amount  distributed or to be distributed in connection with such  liquidation, dissolution  or winding up to a holder of the Reference  Package (such  greater  amount being  hereinafter referred to as the  "Liquidation  Preference"),  together with accrued  dividends to such  distribution or payment  date,  whether or not earned or  declared.  If such  payment  shall have been made in full to all holders of shares of this  Series,  the  holders  of shares of this  Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                           In the event the assets of the  Corporation  available for  distribution  to the holders of shares of this Series  upon any  liquidation,  dissolution  or winding up of the  Corporation,  whether voluntary  or  involuntary,  shall be  insufficient  to pay in full all amounts to which such  holders are entitled  pursuant to the first  paragraph  of this  Section  (v), no such  distribution  shall be made on account  of any  shares of any other  class or series of  Preferred  Stock  ranking  on a parity  with the shares of this Series upon such liquidation,  dissolution or winding up unless proportionate  distributive amounts  shall be paid on  account  of the  shares  of this  Series,  ratably  in  proportion  to the full distributable,  amounts for which  holders of all such parity shares are  respectively  entitled upon such liquidation, dissolution or winding up.

                           Upon the  liquidation,  dissolution  or winding up of the  Corporation,  the  holders of shares of this Series  then  outstanding  shall be  entitled  to be paid out of assets of the  Corporation available for  distribution to its  shareholders  all amounts to which such holders are entitled  pursuant to the first  paragraph  of this  Section  (v) before any  payment  shall be made to the holders of Common
         Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

                           For the purposes of this Section (v), the  consolidation  or merger of, or binding share exchange by, the Corporation with any other  corporation  shall not be deemed to constitute a liquidation, dissolution or winding up of the corporation.

                  (vi)     The shares of this Series shall not be redeemable.

                  (vii)    In  addition  to any  other  vote or  consent  of  stockholders  required  by law or the
         Articles of Incorporation of the Corporation,  each whole share of this Series shall, on any matter,  vote as a class with any other shares of capital stock  comprising  part of the Reference  Package and entitled to vote on such matter and shall have the number of votes thereon that a holder of the  Reference  Package would have."

                                                        3.

         The amendment was adopted on November 13, 1998.

                                                        4.

         The  amendment  was duly  adopted by the Board of  Directors  of  Tropical  Sportswear  Int'l  Corporation
pursuant to Section 607.0602 of the Florida Business Corporation Act.

         IN WITNESS WHEREOF,  Tropical  Sportswear  Int'l  Corporation has caused these Articles of Amendment to be executed as of November 13, 1998.

                                                     TROPICAL SPORTSWEAR INTL CORPORATION

                                                     By:                /s/ Michael Kagan
                                                                          Michael Kagan
                                                                          Executive Vice President, CFO

                                               AMENDED AND RESTATED
                                             ARTICLES OF INCORPORATION
                                                        OF
                                       TROPICAL SPORTSWEAR INT'L CORPORATION

         TROPICAL  SPORTSWEAR INT'L CORPORATION (the  "Corporation"),  under the Florida Business  Corporation Act,
Chapter 607 of the Florida Statutes,  as hereafter  amended and modified (the "FBCA"),  hereby adopts the following
Amended and Restated  Articles of Incorporation of the Corporation,  effective as of October 23, 1997,  pursuant to
Sections 607.1006 and 607.1007 of the FBCA:

                                                     ARTICLE 1
                                                       Name
                                                       ----

         The name of the Corporation is:

                                       TROPICAL SPORTSWEAR INT'L CORPORATION

                                                     ARTICLE 2
                                              Business and Activities
                                              -----------------------

         The Corporation  may, and is authorized to, engage in any activity or business now or hereafter  permitted under the laws of the United States and of the State of Florida.

                                                     ARTICLE 3
                                                   Capital Stock
                                                   -------------

         3.1      Authorized  Shares.  The total  number  of  shares  of all  classes  of  capital  stock  that the
                  ------------------
Corporation  shall have the  authority to issue shall be 60,000,000  shares,  of which  50,000,000  shares shall be
Common  Stock  having a par value of $0.01 per share  ("Common  Stock") and  10,000,000  shares  shall be Preferred
Stock, par value of $0.01 per share ("Preferred Stock"). The Board of Directors is expressly  authorized,  pursuant to Section 607.0602 of the FBCA, to provide for the classification and  reclassification  of any unissued shares of
Common Stock or Preferred  Stock and the issuance  thereof in one or more classes or series without the approval of the shareholders of the Corporation, all within the limitations set forth in Section 607.0601 of the FBCA.

         3.2      Common Stock.
                  ------------

                  (A)      Relative  Rights.  The Common  Stock shall be subject to all of the rights,  privileges,
                           ----------------
preferences  and  priorities of the Preferred  Stock as set forth in the Articles of Amendment to these Amended and
Restated  Articles  of  Incorporation  that may  hereafter  be filed  pursuant  to Section  607.0602 of the FBCA to establish the  respective  class or series of the Preferred  Stock.  Except as otherwise  provided in these Amended and Restated Articles of  Incorporation,  each share of Common Stock shall have the same rights as and be identical in all respects to all the other shares of Common Stock.

                  (B)      Voting Rights.  Except as otherwise  provided in these Amended and Restated  Articles of
                           -------------
Incorporation,  except as otherwise  provided by the FBCA and except as may be determined by the Board of Directors with respect to the  Preferred  Stock,  only the holders of Common Stock shall be entitled to vote for the election of directors of the  Corporation and for all other  corporate  purposes.  Upon any such vote, each holder of Common
Stock  shall,  except as  otherwise  provided by the FBCA,  be entitled to one vote for each share of Common  Stock held by such holder.

                  (C)      Dividends.  Whenever  there shall have been paid, or declared and set aside for payment,
                           ---------
to the holders of the shares of any class of stock  having  preference  over the Common  Stock as to the payment of dividends,  the full amount of dividends and of sinking fund or retirement payments,  if any, to which such holders are  respectively  entitled in preference  to the Common Stock,  then the holders of record of the Common Stock and any class or series of stock  entitled  to  participate  therewith  as to  dividends,  shall be entitled to receive dividends,  when,  as, and if declared  by the Board of  Directors,  out of any assets  legally  available  for the payment of dividends thereon.

                  (D)      Dissolution,  Liquidation, Winding Up. In the event of any dissolution,  liquidation, or
                           -------------------------------------
winding up of the  Corporation,  whether  voluntary or involuntary,  the holders of record of the Common Stock then outstanding,  and all holders of any class or series of stock  entitled  to  participate  therewith  in whole or in part, as to the  distribution of assets,  shall become entitled to participate in the distribution of assets of the
Corporation  remaining  after the  Corporation  shall have paid,  or set aside for  payment,  to the holders of any class of stock having  preference  over the Common Stock in the event of dissolution,  liquidation,  or winding up, the full preferential  amounts (if any) to which they are entitled,  and shall have paid or provided for payment of all debts and liabilities of the Corporation.

         3.3      Preferred Stock.
                  ---------------

                  (A)      Issuance,  Designations,  Powers,  Etc. The Board of Directors is expressly  authorized,
                           ---------------------------------------
subject to the  limitations  prescribed by the FBCA and the  provisions  of these Amended and Restated  Articles of
Incorporation,  to provide,  by  resolution  and by filing  Articles of  Amendment  to these  Amended and  Restated
Articles of Incorporation,  which,  pursuant to Section 607.0602 of the FBCA shall be effective without shareholder action,  for the issuance from time to time of the shares of the Preferred  Stock in one or more classes or series, to  establish  from time to time the number of shares to be included  in each such class or series,  and to fix the designations,  powers,  preferences  and other  rights of the  shares of each such  class or series  and to fix the qualifications,  limitations  and  restrictions  thereon,  including,  but without  limiting the  generality of the foregoing, the following:

                           (1)      the number of shares  constituting  that  class or series  and the  distinctive designation of that class or series;

                           (2)      the  dividend  rate on the shares of that class or  series,  whether  dividends shall be cumulative,  noncumulative  or partially  cumulative  and, if so, from which date or dates,  and the relative rights of priority,  if any, of payments of dividends on shares of that class or series;

                           (3)      whether  that class or series  shall have  voting  rights,  in  addition to the voting  rights  provided  by the FBCA,  and,  if so,  the terms of such  voting rights;

                           (4)      whether that class or series shall have conversion privileges,  and, if so, the terms and conditions of such conversion,  including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (5)      whether or not the shares of that class or series shall be redeemable,  and, if so, the terms and  conditions of such  redemption,  including the dates upon or after which they shall be redeemable,  and the amount per share payable in case of  redemption,  which  amount  may  vary  under  different  conditions  and at different redemption dates;

                           (6)      whether that class or series shall have a sinking  fund for the  redemption  or purchase  of shares of that class or series,  and,  if so, the terms and amount of such sinking fund;

                           (7)      the rights of the shares of that class or series in the event of  voluntary  or involuntary  liquidation,  dissolution,  or winding up of the Corporation,  and the relative rights of priority,  if any, of payment of shares of that class or series; and

                           (8)      any other  relative  powers,  preferences,  and rights of that class or series, and qualifications, limitations or restrictions on that class or series.

                  (B)  Dissolution,  Liquidation,  Winding  Up. In the  event of any  liquidation,  dissolution  or
                       ---------------------------------------
winding up of the Corporation,  whether  voluntary or involuntary,  the holders of Preferred Stock of each class or series  shall be  entitled  to receive  only such  amount or amounts  as shall have been fixed by the  Articles  of
Amendment to these  Amended and Restated  Articles of  Incorporation  or by the  resolution or  resolutions  of the
Board of Directors providing for the issuance of such class or series.

         3.4      No Preemptive Rights.  Except as the Board of Directors may otherwise  determine,  no shareholder
                  --------------------
of the  Corporation  shall  have any  preferential  or  preemptive  right to  subscribe  for or  purchase  from the
Corporation  any new or  additional  shares of capital  stock,  or  securities  convertible  into shares of capital stock, of the Corporation, whether now or hereafter authorized.

         3.5      Special Classes of Stock Prior to Initial Public  Offering.  Each share of preferred stock of the
                  ----------------------------------------------------------
Corporation  that was issued and  outstanding  immediately  prior to the  adoption of these  Amended  and  Restated
Articles of  Incorporation  shall be canceled  and deemed to  constitute  one share of Preferred  Stock  hereunder, having the  rights,  preferences,  qualifications,  limitations  and  restrictions  set forth  below (the  "Special
Preferred  Stock").  Anything in Section 3.3 to the contrary  notwithstanding,  the Board of Directors shall not be required to file Articles of Amendment to these Amended and Restated  Articles of  Incorporation  in order to issue shares of Special  Preferred  Stock.  The  Corporation  shall not have authority to issue any additional  shares of
Special Preferred Stock.

                           (1)      Voting Rights. Except as otherwise provided by the FBCA, the holders of issued
                                    -------------
         and outstanding shares of Special Preferred Stock ("Special Preferred Holders") shall not be entitled to vote for the election of directors of the Corporation or for all other corporate matters.

                           (2)      Dividend Rights. The Special Preferred Holders shall not be entitled to
                                    ---------------
         receive dividends.

                           (3)      Dissolution, Liquidation, Winding Up. In the event of any dissolution,
                                    ------------------------------------
         liquidation or winding up of the Corporation, whether voluntary or involuntary, before any assets of the
         Corporation shall be paid to, set aside for or distributed to holders of issued and outstanding shares of Common Stock or other Preferred Stock, each Special Preferred Holder shall be entitled to receive out of the assets of the Corporation or the proceeds thereof, a preferential payment in an amount equal to
         $100.00 per share. Except as provided herein, the Special Preferred Holders shall not be entitled to participate in any further distribution of the assets of the Corporation or otherwise. If the assets distributable upon a liquidation shall be insufficient to permit the distribution to the Special
         Preferred Holders of the full preferential amounts to which such Special Preferred Holders shall be entitled, then such amounts shall be distributed ratably to such Special Preferred Holders in proportion to the full amounts to which they respectively are entitled. Neither the consolidation or merger of the
         Corporation with or into any other corporation or corporations, nor the sale or transfer by the
         Corporation of all or any part of its assets or stock, shall be' deemed to be a liquidation of the
         Corporation for purposes of this Section.

                           (4)      Redemption Rights.
                                    -----------------

                           (i)      At the option of the  Corporation,  as evidenced by  resolution of its Board of
                  Directors,  the Corporation  may at any time, and from time to time,  redeem the entire amount or any  part  of the  shares  of  issued  and  outstanding  Special  Preferred  Stock,  without  any redemption premium or penalty, at an amount equal to $100.00 per share.

                           (ii)     If less than all the issued and outstanding  shares of Special  Preferred Stock are  to be  redeemed  by  the  Corporation,  the  particular  shares  to  be  redeemed  shall  be conclusively  selected or determined by the Board of Directors of the  Corporation pro rata or by such other  equitable  manner as the Board of Directors of the  Corporation  shall  designate and prescribe by resolution.

                           (iii)    In case less than all the shares of Special  Preferred Stock represented by any surrendered  certificate  are  redeemed by the  Corporation,  a new  certificate  shall be issued representing the unredeemed shares.

                           (iv)     All shares of Special  Preferred  Stock  redeemed  as  hereinabove  provided or otherwise shall be retired and canceled and shall not be reissued.

                           (5) Other Rights. Holders of the Special Preferred Stock shall not be entitled to any
                               ------------
         conversion rights, preemptive rights, or any other rights not specified in this Section 3.5.

                                                     ARTICLE 4
                                                Board of Directors
                                                ------------------

         4.1      Classification.  Except  as  otherwise  provided  in  these  Amended  and  Restated  Articles  of
                  --------------
Incorporation  or Articles of Amendment  filed pursuant to Section 3.3 hereof relating to the rights of the holders of any class or series of Preferred Stock,  voting  separately by class or series,  to elect  additional  directors under specified  circumstances,  the number of directors of ,the Corporation shall be fixed from time to time by or pursuant to these Amended and Restated  Articles of  Incorporation  or by bylaws of the Corporation (the "Bylaws").
The  directors,  other  than those who may be elected  by the  holders  of any class or series of  Preferred  Stock voting separately by class or series,  shall be classified,  with respect to the time for which they severally hold office,  into three  classes,  Class I, Class II and Class III, each of which shall be as nearly equal in number as possible,  and  shall be  adjusted  from time to time in the  manner  specified  in the  Bylaws  to  maintain  such proportionality.  Each  initial  director  in Class I shall hold  office  for a term  expiring  at the 2000  annual meeting of the  shareholders;  each initial  director in Class U shall hold office for a term  expiring at the 1999 annual meeting of the  shareholders;  and each initial  director in Class III shall hold office for a term expiring at the 1998 annual  meeting of the  shareholders.  Notwithstanding  the  foregoing  provisions of this Section 4.1, each director shall serve until such director's  successor is duly elected and qualified,  or until such director's earlier death,  resignation or removal. At each annual meeting of the shareholders,  the successors to the class of directors  whose term  expires at that  meeting  shall be elected to hold office for a term  expiring at the annual meeting  of the  shareholders  held in the  third  year  following  the  year of their  election  and  until  their successors  shall have been duly elected and qualified,  or until such  director's  earlier  death,  resignation or removal.

         4.2      Special  Nomination  Rights.  Notwithstanding  the  provisions  of  these  Amended  and  Restated
                  ---------------------------
Articles of  Incorporation  or the  Corporation's  Bylaws as in effect from time to time,  (i) Accel,  S.A. de C.V.
("Accel")  shall be entitled to nominate for election to the Board of  Directors  of the  Corporation  two persons, one of  whom  shall  be a  Class  I  director  and  one of  whom  shall  be a  Class  II  director;  (ii)  Schakale
Internacional,  S.A.  ("Schakale") shall be entitled to nominate for such election one person, who shall be a Class
III director;  (iii) the Compton  Family  Limited  Partnership  ("Compton")  shall be entitled to nominate for such election one person,  who shall be a Class I director;  and (iv) the Kagan  Family  Limited  Partnership  ("Kagan")
shall be entitled to nominate for such election one person, who shall be a Class III director;  provided,  however, that (y) should at any time the  percentage of Common Stock  beneficially  owned by Accel fall below twelve percent
(12%) of the aggregate  number of shares of Common Stock issued and  outstanding,  then Accel shall,  automatically and without any right of  reinstatement,  forfeit the right  pursuant to this  Section 4.2 to nominate for election to the Board a Class I director,  and (z) should at any time the percentage of Common Stock  beneficially  owned by any of Accel,  Schakale,  Compton  or Kagan fall below  five  percent  (5%) of the  aggregate  number of shares of
Common Stock issued and  outstanding,  then such party so falling below shall  forfeit,  automatically  and without any right of  reinstatement,  the right  pursuant to this  Section 4.2 to nominate  any person for  election to the
Board.  The failure of any person  nominated  by any party  pursuant to this Section 4.2 to be elected or qualified shall not in any way affect  such  party's  future  nomination  rights  under this  Section  4.2.  For  purposes of calculating the foregoing  percentages,  the number of shares of Common Stock  beneficially owned by each of Accel,
Schakale,  Compton or Kagan shall  include any shares of Common  Stock owned  beneficially  and of record by any of its affiliates,  or members of their immediate families,  in each case as such term is defined under the Securities
Exchange Act of 1934, as amended (the "Exchange Act").  Except as set forth in the immediately  following sentence, and  notwithstanding  any other provision in these Amended and Restated  Articles of Incorporation to the contrary, at the time for  nomination to fill a vacancy  resulting  from the death,  resignation or removal of a director who was  elected  pursuant  to a  nomination  under this  Section 4.2 (or who was an opponent of such a nominee and was elected  instead)  (a  "Ceasing-to-be  Director"),  then Accel,  Schakale,  Compton or Kazan,  whichever  initially nominated such Ceasing-to-be  Director (or whichever nominated the defeated opponent of such director),  shall have the right  (provided  such right has not been  forfeited  as set forth in this  Section  4.2) to  nominate  another person for election to the Board of Directors of the  Corporation  at the next annual  meeting of  shareholders  to complete such director's term.  Notwithstanding the foregoing,  the Board of Directors shall be entitled to fill or leave vacant the seat of any  Ceasing-to-be-Director  between the time that such  Director  ceases to be a director and the next  annual  meeting of  shareholders.  To be timely,  nomination  pursuant  to this  Section  4.2 must be delivered to or mailed and received at the  principal  business  office of the  Corporation  not more than ten (10)
days after notice of the date of the annual meeting of shareholders  is given to such  shareholders or prior public disclosure  of the date of the  meeting is made,  except  that,  in the case of a sitting  director  previously  so nominated under this Section 4.2, the Corporation  shall  communicate  with such director on a timely basis for the purpose of confirming  that such director is to be nominated  again and  requesting  the  information  requested of nominees  indicated  below.  Any nomination  pursuant to this Section 4.2 shall set forth (a) as to the person such party proposes to nominate for election or  re-election  as a director,  (i) the name,  age,  business  address and residence address of such proposed nominee,  (ii) the principal  occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation  which are  beneficially  owned by such person,  and
(iv) any other  information  relating to such person that is required to be disclosed in  solicitations  of proxies for election of directors,  or is otherwise  required,  in each case pursuant to Regulation  14A under the Exchange
Act  (including  without  limitation  such  person's  written  consent to being named in the proxy  statement  as a nominee and to serving as a director if  elected);  and (b) as to the party  malting such  nomination  (i) the name and address,  as they appear on the  Corporation's  books,  of the party  proposing such  nomination,  and (ii) the class and  number of  shares of stock of the  Corporation  which  are  beneficially  owned by the  shareholder,  as calculated in accordance  herewith.  Notwithstanding the foregoing,  no person shall be nominated for election as a director of the  Corporation by any party  pursuant to this Section 4.2 if such person has previously  been removed as a director for cause as provided in Section 4.3 below.  Notwithstanding  the provisions of the Company's  Bylaws as in effect from time to time,  in the event a person is properly  nominated  to stand for  election as a director of the  Corporation  pursuant  to this  Section  4.2,  such  person  shall be regarded as a nominee of the Board of
Directors  for purposes of  Regulation  14A under the  Exchange  Act.  The  forfeiture  by any party of any special nomination  rights  pursuant to this  Section  4.2 shall not affect such  party's  rights as a  shareholder  of the
Corporation  generally (it not being the intent hereof to deprive any party hereto of any right otherwise  incident to share ownership).

         4.3      Removal.
                  -------

                  (A)      Removal For Cause.  Except as otherwise  provided  pursuant to the  provisions  of these
                           -----------------
Amended and Restated  Articles of Incorporation  or Articles of Amendment  relating to the rights of the holders of any class or series of Preferred Stock,  voting  separately by class or series,  to elect directors under specified circumstances,  any  director or directors  may be removed from office at any time,  but only for cause (as defined in Section 4.3(B) hereof) and only by the  affirmative  vote, at a special meeting of the  shareholders  called for such a purpose,  of not less than sixty-six and two-thirds  percent  (66-2/3%) of the total number of votes of the then  outstanding  shares of capital  stock of the  Corporation  entitled  to vote  generally  in the  election  of directors,  voting  together as a single class,  but only if notice of such  proposed  removal was contained in the notice of such meeting.  At least thirty (30) days prior to such special  meeting of  shareholders,  written notice shall be sent to the director or directors  whose removal will be  considered  at such meeting.  Except as provided by Section  4.2,  any vacancy on the Board of Directors  resulting  from such removal or otherwise  shall be filled only by vote of a majority  of the  directors  then in office,  although  less than a quorum,  and any  director so chosen shall hold office until the next  election of the class for which such  director  shall have been chosen and until his or her  successor  shall have been elected and  qualified  or until any such  director's  earlier  death, resignation or removal.

                  (B)      "Cause"  Defined.  For  the  purposes  of this  Section  4.3,  "cause"  shall  mean  (i)
                           ----------------
misconduct as a director of the  Corporation or any subsidiary of the  Corporation  which involves  dishonesty with respect to a substantial  or material  corporate  activity or corporate  assets,  or (ii)  conviction of an offense punishable  by one (1) or more  years  of  imprisonment  (other  than  minor  regulatory  infractions  and  traffic violations which do not materially and adversely affect the Corporation).

         4.4      Change  of Number of  Directors.  In the event of any  increase  or  decrease  in the  authorized
                  -------------------------------
number of directors,  no decrease in the number of directors  constituting the Board of Directors shall shorten the term of any incumbent director.

         4.5      Directors  Elected by Holders of Preferred Stock.  Notwithstanding  the foregoing,  whenever the'
                  ------------------------------------------------
holders of any one or more classes or series of Preferred  Stock  issued by the  Corporation  shall have the right, voting  separately  by class or  series,  to elect  one or more  directors  at an  annual  or  special  meeting  of shareholders,  the election,  term of office,  filling of vacancies and other features of such directorships  shall be  governed by the terms of these  Amended  and  Restated  Articles  of  Incorporation,  as amended by Articles of
Amendment applicable to such classes or series of Preferred Stock.

         4.6      Exercise  of  Business  Judgment.  In  discharging  his  or  her  duties  as a  director  of  the
                  --------------------------------
Corporation,  a director may consider  such factors as the director  considers  relevant,  including  the long-term prospects and interests of the Corporation and its shareholders,  the social, economic,  legal, or other effects of any corporate action or inaction upon the employees,  suppliers,  customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries  operate,  and the economy of the State of
Florida and the United States.

         4.7      Number of  Directors.  The  number  of  directors  constituting  the  Board of  Directors  of the
                  --------------------
Corporation is eight (8);  provided,  however.  that in the event the percentage of Common Stock beneficially owned by Schakale  immediately  following the last to occur of (i) the expiration of the  over-allotment  options granted to the  underwriters  in connection with the initial public offering of shares of Common Stock and (ii) the closing of the last sale  pursuant to any  exercise  thereof,  falls below five  percent  (5%) of the  aggregate  number of shares of Common Stock issued and  outstanding,  then,  notwithstanding  any other  provision of these  Amended and
Restated Articles of Incorporation,  David Garza-Santos (or his successor,  if any) shall be automatically  removed as a  director  of the  Corporation  and the  number  of  directors  constituting  the  Board of  Directors  of the
Corporation  shall be  reduced  to seven  (7)  without  the need for any  further  action  by  either  the Board of
Directors or  shareholders of the  Corporation.  The number of directors may be increased or decreased from time to time as provided in the Bylaws,  but in no event shall the number of  directors be less than five (5) nor more than fifteen (15);  provided,  however,  that, unless required by law, the number of directors shall not be increased or decreased  without the consent of each party remaining  entitled to special  nomination  rights pursuant to Section
4.2 above.

                                                     ARTICLE 5
                                              Action By Shareholders
                                              ----------------------

         5.1      Call For Special  Meeting.  Special meetings of the shareholders of the Corporation may be called
                  -------------------------
at any time, but only by (a) the Chairman of the Board of the Corporation,  (b) the Chief Executive  Officer of the
Corporation,  (c) a majority of the  directors  then in office,  and (d) the  holders of not less than  twenty-five percent  (25%) of the total  number of votes of the then  outstanding  shares of capital  stock of the  Corporation entitled to vote generally in the election of directors, voting together as a single class.

         5.2      Shareholder  Action By Written Consent.  Any action required or permitted by the FBCA to be taken
                  --------------------------------------
at any annual or  special  meeting of  shareholders  may be taken  without a meeting,  without  prior  notice,  and without a vote if one or more  written  consents  describing  the  action  taken  shall be signed  and dated by the holders of  outstanding  capital stock of the  Corporation of each voting group entitled to vote thereon having not less than the minimum  number of votes with  respect to each voting  group that would be  necessary to authorize or take such action at a meeting at which all voting  groups and shares  entitled  to vote  thereon  were  present and voted.  Such consents must be delivered to the principal  office of the Corporation in Florida,  the  Corporation's principal place of business,  the Secretary,  or another officer or agent of the Corporation  having custody of the books in which  proceedings of meetings of  shareholders  are recorded.  No written  consent-shall  be effective to take the corporate  action referred to therein unless,  within sixty days of the date of the earliest dated consent delivered in the manner required  herein,  written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this Section.

                                                     ARTICLE 6
                                                  Indemnification
                                                  ---------------

         6.1      Provision  of  Indemnification.  The  Corporation  shall,  to the  fullest  extent  permitted  or
                  ------------------------------
required by the FBCA,  including any amendments thereto (but in the case of any such amendment,  only to the extent such amendment  permits or requires the  Corporation to provide broader  indemnification  rights than prior to such amendment),  indemnify its Directors and Executive  Officers against any and all  Liabilities,  and advance any and all reasonable  Expenses,  incurred thereby in any Proceeding to which any such Director or Executive  Officer is a
Party or in which such  Director or  Executive  Officer is deposed or called to testify as a witness  because he or she is or was a Director or Executive Officer of the Corporation.  The rights to indemnification  granted hereunder shall not be deemed  exclusive of any other rights to  indemnification  against  Liabilities or the  advancement of
Expenses  which a Director or Executive  Officer may be entitled under any written  agreement,  Board of Directors'
resolution,  vote of  shareholders,  the FBCA, or  otherwise.  The  Corporation  may, but shall not be required to, supplement  the  foregoing  rights to  indemnification  against  Liabilities  and  advancement  of  Expenses by the purchase of  insurance  on behalf of any one or more of its  Directors  or  Executive  Officers  whether or not the
Corporation  would be obligated to indemnify or advance  Expenses to such Director or Executive  Officer under this
Article.  For purposes of this Article,  the term "Directors"  includes former directors of the Corporation and any director who is or was serving at the request of the  Corporation  as a director,  officer,  employee,  or agent of another Corporation,  partnership,  joint venture, trust, or other enterprise,  including,  without limitation, any employee  benefit  plan (other  than in the  capacity  as an agent  separately  retained  and  compensated  for the provision of goods or services to the enterprise,  including,  without limitation,  attorneys-at-law,  accountants, and financial  consultants).  The term "Executive  Officers" includes those individuals who are or were at any time
"executive  officers" of the  Corporation as defined in Securities and Exchange  Commission  Rule 3b-7  promulgated under the Securities  Exchange Act of 1934, as amended.  All other capitalized terms used in this Article 6 and not otherwise  defined  herein have the meaning set forth in FBCA Section  607.0850.  The  provisions of this Article 6 are  intended  solely for the  benefit of the  indemnified  parties  described  herein,  their  heirs and  personal representatives  and shall not create  any  rights in favor of third  parties.  No  amendment  to or repeal of this
Article VI shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

                                                     ARTICLE 7
                                                    Amendments
                                                    ----------

         7.1      Amended and Restated  Articles of  Incorporation.  Notwithstanding  any other  provision of these
                  ------------------------------------------------
Amended and  Restated  Articles of  Incorporation  or the Bylaws of the  Corporation  (and  notwithstanding  that a lesser  percentage may be specified by law) the affirmative vote of sixty-six and two-thirds  percent  (66-2/3%) of the total number of votes of the then outstanding  shares of the capital stock of the Corporation  entitled to vote generally in the election of directors,  voting  together as a single  class,  shall be required  (unless  separate voting by classes is  required  by the FBCA,  in which  event the  affirmative  vote of  sixty-six  and  two-thirds percent  (66-2/3%) of the number of shares of each class or series  entitled to vote as a class shall be required), to amend or repeal,  or to adopt any  provision  inconsistent  with the  purpose or intent of,  Articles 4, 5, 6 or this Article 7 of these Amended and Restated  Articles of  Incorporation.  Notice of any such  proposed  amendment, repeal or adoption  shall be  contained  in the notice of the meeting at which it is to be  considered.  Subject to the  provisions  set forth  herein,  the  Corporation  reserves  the right to amend,  alter,  repeal or rescind any provision  contained  in these  Amended and  Restated  Articles  of  Incorporation  in the manner now or  hereafter prescribed by law.  Notwithstanding  the  foregoing,  Sections 1 and 4.2 of Article 4 of these Amended and Restated
Articles of  Incorporation  may not be amended without the consent of each party remaining  entitled to any special nomination rights pursuant to Section 4.2 hereof.

         7.2      Bylaws.  The  shareholders  of the  Corporation  may adopt or amend a bylaw which fixes a greater
                  ------
quorum or voting  requirement for  shareholders  (or voting groups of  shareholders)  than is required by the FBCA.
The adoption or  amendment  of a bylaw that adds,  changes or deletes a greater  quorum or voting  requirement  for shareholders  must meet the same  quorum or voting  requirement  and be adopted by the same vote and voting  groups required  to take  action  under the  quorum or voting  requirement  then in  effect  or  proposed  to be  adopted, whichever is greater.

                                                     ARTICLE 8
                                            Registered Office and Agent
                                            ---------------------------

         The address of the Registered  Office of the Corporation is 4902 West Waters Avenue,  Tampa, FL 33634, and
the Registered Agent at such address is Richard J. Domino.

                                                     ARTICLE 9
                                       Principal Office and Mailing Address
                                       ------------------------------------
         The  address of the  Principal  Office of the  Corporation  and its  mailing  address is 4902 West  Waters
Avenue,  Tampa, FL 33634.  The location of the Principal  Office and the mailing address shall be subject to change as may be provided in the Bylaws.

         IN WITNESS WHEREOF,  these Amended and Restated  Articles of Incorporation  have been signed this 22nd day of October, 1997.

                                                     /s/ William W. Compton
                                                     William W. Compton
                                                     Chief Executive Officer

                                                     ATTEST:

                                                     /s/ Michael Kagan
                                                     Michael Kagan, Secretary

                                             ACCEPTANCE OF APPOINTMENT
                                                BY REGISTERED AGENT
                                                -------------------

         THE  UNDERSIGNED,  having  been named in Article 8 of the  foregoing  Amended  and  Restated  Articles  of
Incorporation  as the  Registered  Agent at the office  designated  therein,  hereby accepts such  appointment  and agrees to act in such capacity.  The undersigned  hereby states that he is familiar with, and hereby  accepts,  the obligations set forth in Section  607.0505,  Florida  Statutes,  and the  undersigned  will further comply with any other provisions of law made applicable to him as Registered Agent of the Corporation.

         DATED this 22nd day of October, 1997.

                                                     /s/ Richard J. Domino
                                                     Registered Agent